                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Dow Jones & Company, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Dow Jones & Company, Inc.


Notice of 1995 Annual Meeting and Proxy Statement

DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

To Our Stockholders:

You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 19, 1995 at 11:00 a.m. at:

                             The Port Authority of New York and New Jersey Oval Room - 43rd Floor
                             One World Trade Center
                             New York, New York

Discussions of Company affairs at past Annual Meetings have generally been in-teresting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of seven directors and, in addition, upon four stockholder proposals. These matters are discussed in greater detail in the accompanying proxy statement.

The Board of Directors recommends a vote FOR the election of directors and AGAINST each of the four stockholder proposals.

Regardless of the number of shares you own and whether or not you plan to at-tend, it is important that your shares are represented and voted at the meet-ing. You are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still vote in person if you so de-sire.

Sincerely yours,

/s/ Peter R. Kann

Peter R. Kann
Chairman of the Board

March 20, 1995

DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, APRIL 19, 1995

To the Stockholders of
DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The Port Authority of New York and New Jersey, Oval Room, 43rd Floor, One World Trade Center, New York, New York on Wednesday, April 19, 1995 at 11:00 a.m. for the purposes of:

 1. Electing five directors to hold office until 1998 and two directors to hold office until 1997;

 2. Acting upon a stockholder proposal to establish one-year terms for direc-tors;

 3. Acting upon a stockholder proposal to establish a confidential voting pol-icy;

 4. Acting upon a stockholder proposal to eliminate pension benefits for out-side directors;

 5. Acting upon a stockholder proposal to limit the compensation of Dow Jones's chief executive officer; and

 6.  Transacting such other business as may properly come before the meeting.

 Your attention is directed to the accompanying proxy statement for further in-formation with respect to the matters to be acted upon at the meeting.

 Stockholders of record at the close of business on February 23, 1995 are enti-tled to notice of and to vote at the meeting. A list of such stockholders will be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting at the Company's offices, 200 Liberty Street, New York, New York.

 Stockholders are requested to complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope. Until your proxy is voted you may revoke it by delivery to the Company of a subsequently executed proxy or a written notice of revocation. Your prompt response will be appreciated.

By order of the Board of Directors,

/s/ Peter G. Skinner

Peter G. Skinner
Secretary

March 20, 1995

DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

PROXY STATEMENT

1995 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, APRIL 19, 1995

SOLICITATION AND REVOCATION OF PROXIES
This proxy statement is furnished in connection with the solicitation on be-half of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, April 19, 1995 at The Port Authority of New York and New Jersey, Oval Room, 43rd Floor, One World Trade Center, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. If the en-closed proxy is executed and returned, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholders instruc-tions with respect to (i) the election of directors, (ii) acting upon a stock-holder proposal to establish one-year terms for directors, (iii) acting upon a stockholder proposal to establish a confidential voting policy, (iv) acting upon a stockholder proposal to eliminate pension benefits for outside direc-tors and (v) acting upon a stockholder proposal to limit the compensation of Dow Jones's chief executive officer. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for elec-tion as a director and AGAINST each of the four stockholder proposals. Until a proxy is voted it may be revoked by a stockholder by delivery to the Secretary of the Company at the above address of a subsequently executed proxy or a written notice of revocation. The cost of preparing and mailing this proxy statement and proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company by mail, tele-phone, telecopy and personal solicitation, and no additional compensation will be paid to such individuals. The Company may also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addition, the Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10004 to aid in the so-licitation of proxies by mail, telephone, telecopy and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodi-ans to forward soliciting materials to beneficial owners of the Company's Com-mon Stock and Class B Common Stock. For these services, the Company will pay D.F. King & Co., Inc. a fee of $10,000, plus expenses.
              ---------------------------------------------------

COMMON STOCK OUTSTANDING
At the close of business on February 23, 1995 there were outstanding and enti-tled to vote 74,681,720 shares of Common Stock and 22,002,548 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect two directors to be elected at the meeting to serve a three-year term expiring in 1998 and one di-rector to be elected at the meeting to serve a two-year term expiring in 1997. The Common Stock and the Class B Common Stock vote together with respect to the election of the remaining four directors to be elected at the meeting and all other matters submitted to the stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information, as of January 13, 1995, with re-spect to the number of shares of Common Stock and Class B Common Stock owned by the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock or Class B Common Stock.

                                              SHARES
                                           BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER        OWNED (A)        PERCENT OF CLASS
- -----------------------------------------------------------------------------
Christopher Bancroft                  Common   5,895,120 (b)       7.9%
   c/o Holme Roberts & Owen LLC       Class B  3,820,360 (b)      17.4%
   1700 Lincoln
   Denver, Colorado 80203
- -----------------------------------------------------------------------------
Jane B. Cook                          Common   2,699,448 (c)       3.6%
   c/o Hemenway & Barnes              Class B  1,374,886 (c)       6.2%
   60 State Street
   Boston, Massachusetts 02109
- -----------------------------------------------------------------------------
Judson W. Detrick                     Common   4,195,828 (d)       5.6%
   Holme Roberts & Owen LLC           Class B  2,489,074 (d)      11.3%
   1700 Lincoln
   Denver, Colorado 80203
- -----------------------------------------------------------------------------
Roy A. Hammer                         Common  11,004,499 (d)      14.7%
   60 State Street                    Class B  7,137,019 (d)      32.4%
   Boston, Massachusetts 02109
- -----------------------------------------------------------------------------
Paul D. Holleman                      Common   4,196,428 (d)       5.6%
   Holme Roberts & Owen LLC           Class B  2,489,024 (d)      11.3%
   1700 Lincoln
   Denver, Colorado 80203
- -----------------------------------------------------------------------------
INVESCO MIM, PLC                      Common   9,640,615 (e)      12.9%
   11 Devonshire Square
   London, England EC2M4YR
- -----------------------------------------------------------------------------
George H. Kidder                      Common   5,070,008 (d)       6.8%
   60 State Street                    Class B  3,404,449 (d)      15.5%
   Boston, Massachusetts 02109
- -----------------------------------------------------------------------------
Jane C. MacElree                      Common   6,798,518 (f)       9.1%
   c/o Hemenway & Barnes              Class B  3,963,468 (f)      18.0%
   60 State Street
   Boston, Massachusetts 02109
- -----------------------------------------------------------------------------
Charles A. Meyer                      Common   9,444,987 (d)      12.6%
   135 So. LaSalle Street             Class B  5,818,879 (d)      26.4%
   Suite 1117
   Chicago, Illinois 60603
- -----------------------------------------------------------------------------
James H. Ottaway, Sr.                 Class B  1,679,014 (g)       7.6%
Ruth B. Ottaway
James H. Ottaway, Jr.
David B. Ottaway
Ruth Ottaway Sherer
   c/o Ottaway Newspapers, Inc.
   Post Office Box 401
   Campbell Hall, New York
   10916
- -----------------------------------------------------------------------------

                                                 SHARES
                                              BENEFICIALLY
 NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED (A)        PERCENT OF CLASS
- --------------------------------------------------------------------------------
Lawrence T. Perera                       Common   5,530,650 (d)       7.4%
   60 State Street                       Class B  3,477,000 (d)      15.8%
   Boston, Massachusetts 02109
- --------------------------------------------------------------------------------
Thomas A. Richardson                     Common   3,835,168 (d)       5.1%
   Holme Roberts & Owen LLC              Class B  2,151,144 (d)       9.8%
   1700 Lincoln
   Denver, Colorado 80203
- --------------------------------------------------------------------------------
Bayne Stevenson                          Class B  1,737,661 (d)       7.9%
   c/o Hemenway & Barnes
   60 State Street
   Boston, Massachusetts 02109
- --------------------------------------------------------------------------------
State Street Bank & Trust Company        Common   4,636,992 (h)       6.2%
   225 Franklin Street                   Class B  2,758,906 (h)      12.5%
   Boston, Massachusetts 02110
- --------------------------------------------------------------------------------
Trimark Investment Management Inc.       Common   4,409,700 (i)       5.9%
   One First Canadian Place, Suite 5600
   P.O. Box 487
   Toronto, Ontario M5X 1E5
- --------------------------------------------------------------------------------

(a) Except as otherwise indicated, the beneficial owner has sole voting and in-vestment power.

(b) Includes 5,530,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Mrs. Cook and Messrs. Hammer and Perera. Also includes 365,120 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including Messrs. Holleman, Richardson and Detrick. Mr. Bancroft could acquire sole vot-ing and investment power over such shares if he were to revoke the trust.

(c) Includes 2,691,232 shares of Common Stock and 1,371,363 shares of Class B Common Stock held by Mrs. Cook as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Steven-son; Mrs. Cook could acquire sole voting and investment power over such shares if she were to revoke the trust.

(d) Includes shares held as trustee, as to which voting and investment power is shared with other trustees (including other persons named above), by the fol-lowing persons, each of whom disclaims beneficial ownership of such shares: Mr. Detrick--4,195,828 shares of Common Stock and 2,489,024 shares of Class B Com-mon Stock; Mr. Hammer--11,004,996 shares of Common Stock and 7,137,019 shares of Class B Common Stock; Mr. Holleman--4,195,828 shares of Common Stock and 2,489,024 shares of Class B Common Stock; Mr. Kidder--5,069,400 shares of Com-mon Stock and 3,404,203 shares of Class B Common Stock; Mr. Meyer--9,441,924 shares of Common Stock and 5,818,479 shares of Class B Common Stock; Mr. Per-era--5,530,650 shares of Common Stock and 3,477,000 shares of Class B Common Stock; Mr. Richardson--3,835,168 shares of Common Stock and 2,151,144 shares of Class B Common Stock; and Mr. Stevenson--1,728,863 shares of Class B Common Stock. Also includes 600 shares of Common Stock held by Mr. Holleman as trust-ee, as to which Mr. Holleman has sole voting and investment power.

(e) Each of four subsidiaries of INVESCO MIM PLC had shared voting power and shared investment power over 9,637,615 of these shares as of January 25, 1993, which is the most recent date as of which the Company has such information.

(f) Includes 5,843,864 shares of Common Stock and 3,415,692 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Messrs. Hammer and Meyer with respect to 2,725,000 shares of Common Stock and 1,490,000 shares of Class B

Common Stock; Messrs. Kidder and Meyer with respect to 2,745,000 shares of Com-mon Stock and 1,440,250 shares of Class B Common Stock; Mr. Hammer with respect to 3,040,569 shares of Common Stock and 1,816,017 shares of Class B Common Stock; and Mr. Kidder with respect to 2,791,900 shares of Common Stock and 1,463,700 shares of Class B Common Stock.

(g) All of these shares have been deposited in a voting trust by various Otta-way family trusts, an individual member of the Ottaway family and a private in-vestment company owned by members of the Ottaway family. The voting trustees under the voting trust are James H. Ottaway, Sr., his wife, Ruth B. Ottaway, and their adult children, James H. Ottaway, Jr., David B. Ottaway and Ruth Ot-taway Sherer. The voting trust will remain in effect until January 27, 2003, and shares of Class B Common Stock may not be withdrawn from the voting trust prior thereto, except that shares may be withdrawn in connection with testamen-tary bequests to charities or if they must be sold to pay decedents' estate taxes, debts or administration expenses. As of January 13, 1995, each of James
H. Ottaway, Sr., Ruth B. Ottaway, James H. Ottaway, Jr. and David B. Ottaway beneficially owned 1,679,014 shares of the outstanding Class B Common Stock (7.6%). As of January 13, 1995, Ruth Ottaway Sherer beneficially owned 1,716,203 shares of the outstanding Class B Common Stock (7.8%). Each of the foregoing persons is deemed the beneficial owner of the shares held in the vot-ing trust described above and, accordingly, each of the foregoing figures in-cludes said shares. In addition, various other shares are also included more than once in the foregoing figures as a result of other shared ownership ar-rangements. Each of James H. Ottaway, Sr., Ruth B. Ottaway, James H. Ottaway, Jr., David B. Ottaway and Ruth Ottaway Sherer shares voting power over 1,679,014 shares of Class B Common Stock and investment power over 1,540 shares of Class B Common Stock. Ruth Ottaway Sherer has sole voting and investment power over 37,189 shares of Class B Common Stock.

(h) State Street Bank & Trust Company holds all of these shares as trustee, disclaims beneficial ownership of them and shares voting and investment power with persons named above as to 4,636,992 shares of Common Stock and 2,758,906 shares of Class B Common Stock.

(i) As of February 10, 1995, Trimark Investment Management Inc. had sole voting power and investment power over these shares as sole trustee of, and manager of the assets of, seven affiliated trusts.
              ---------------------------------------------------

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
The following table sets forth information as of January 13, 1995, with respect to the number of shares of Common Stock and Class B Common Stock owned by the directors, the five most highly compensated executive officers, and all direc-tors and executive officers as a group.

                                                                COMMON STOCK
                                 SHARES BENEFICIALLY PERCENT OF EQUIVALENTS
NAME                                  OWNED (1)      CLASS (2)      (3)
- ----------------------------------------------------------------------------
Rand V. Araskog (4)              Common       16,800     *
                                 Class B         700     *         12,663
- ----------------------------------------------------------------------------
Bettina Bancroft (5) (6)         Common          380     *
                                 Class B     174,426     *            --
- ----------------------------------------------------------------------------
Kenneth L. Burenga (4)           Common       81,505     *
                                 Class B       3,015     *            --
- ----------------------------------------------------------------------------
William C. Cox, Jr. (5) (6) (7)  Common      532,521     *
                                 Class B     683,645    3.1%          --
- ----------------------------------------------------------------------------
Irvine O. Hockaday, Jr.          Common        2,000     *
                                 Class B         --      *            --
- ----------------------------------------------------------------------------
Vernon E. Jordan, Jr.            Common          258     *
                                 Class B         105     *          3,795
- ----------------------------------------------------------------------------
Peter R. Kann (4)                Common      148,463     *
                                 Class B       4,027     *            --
- ----------------------------------------------------------------------------

                                 SHARES BENEFICIALLY PERCENT OF  COMMON STOCK
NAME                                  OWNED (1)      CLASS (2)  EQUIVALENTS (3)
- -------------------------------------------------------------------------------
David K.P. Li                    Common        8,028     *
                                 Class B         --      *           2,071
- -------------------------------------------------------------------------------
James H. Ottaway, Jr. (9)        Common    3,219,398    4.3%
                                 Class B   1,679,014    7.6%           --
- -------------------------------------------------------------------------------
Donald E. Petersen               Common        1,500     *
                                 Class B         --      *           6,341
- -------------------------------------------------------------------------------
Warren H. Phillips (4)           Common       80,844     *
                                 Class B      16,568     *             --
- -------------------------------------------------------------------------------
James Q. Riordan                 Common        7,000     *
                                 Class B       1,000     *          15,400
- -------------------------------------------------------------------------------
Martha S. Robes (5) (6) (8)      Common      848,797    1.1%
                                 Class B     409,465    1.9%           --
- -------------------------------------------------------------------------------
Carlos Salinas de Gortari        Common          --      *
                                 Class B         --      *             --
- -------------------------------------------------------------------------------
Peter G. Skinner (4)             Common       45,042     *
                                 Class B         --      *             --
- -------------------------------------------------------------------------------
Carl M. Valenti (4)              Common       67,245     *
                                 Class B       2,087     *             --
- -------------------------------------------------------------------------------
Richard D. Wood (4)              Common        1,856     *
                                 Class B         210     *           8,676
- -------------------------------------------------------------------------------
All directors and executive of-  Common    5,106,422    6.8%
 ficers as a group (19 persons)  Class B   2,976,470   13.5%
 (10)                                                               48,946
- -------------------------------------------------------------------------------

(1) Except as otherwise indicated, the beneficial owner has sole voting and in-vestment power. Includes shares of Common Stock subject to options exercisable within 60 days after January 13, 1995 held by: Mr. Burenga (71,142 shares), Mr. Cox (21,805 shares), Mr. Kann (106,731 shares), Mr. Ottaway (52,864 shares), Mr. Phillips (51,886 shares), Mr. Skinner (43,510 shares) and Mr. Valenti (50,442 shares).

(2) For purposes of computing the percentages above, the number of shares of Common Stock outstanding includes any shares which may be acquired by the named person within 60 days after January 13, 1995. An asterisk under the column "Percent of Class" indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock outstanding.

(3) As indicated in the table, certain of the directors have elected to have deferred directors' fees deemed to be invested in shares of Common Stock ("stock equivalents") (see page 10).

(4) Includes shares owned by, or jointly with, spouses, as follows: Mr. Araskog--1,600 shares of Common Stock owned by his spouse; Mr. Burenga--5,978 shares of Common Stock and 1,292 shares of Class B Common Stock owned by his spouse; Mr. Kann--3,904 shares of Common Stock and 124 shares of Class B Common Stock owned by his spouse; Mr. Phillips--7,366 shares of Common Stock owned by his spouse; Mr. Skinner--1,532 shares of Common Stock owned jointly with his spouse; Mr. Valenti--420 shares of Common Stock owned by his spouse; and Mr. Wood--556 shares of Common Stock and 210 shares of Class B Common Stock owned jointly with his spouse. Includes, with respect to Messrs. Kann and Valenti, 21,861 and 11,890 shares of Common Stock, respectively, subject to options ex-ercisable within 60 days after January 13, 1995 held by their respective spous-es. Mr. Burenga shares voting and investment power with his spouse as to those shares owned by her. Messrs. Kann, Phillips and Valenti disclaim beneficial ownership of the shares owned by their respective spouses. Each of Messrs. Skinner and Wood shares voting and investment power with his spouse as to those shares owned jointly.

(5) Mr. Cox, Miss Bancroft and Mrs. Robes are first cousins.

(6) As of January 1, 1995, Mr. Cox, Miss Bancroft and Mrs. Robes, certain of their relatives, and certain trusts and charitable organizations established by them owned beneficially a total of 27,686,407 shares (37%) of the outstanding Common Stock and 17,563,856 shares (80%) of the outstanding Class B Common Stock. Such shares account for approximately 69% of the votes represented by the outstanding Common Stock and Class B Common Stock. Mr. Cox, Miss Bancroft and Mrs. Robes, trusts as to which they or certain of their relatives are trustees or have beneficial or reversionary interests, and the trustees of such trusts, may be considered in control of the Company and therefore its "parent."

(7) Includes 77,933 shares of Common Stock and 207,440 shares of Class B Common Stock held by a revocable trust for the benefit of Mr. Cox, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 432,183 shares of Common Stock and 476,205 shares of Class B Com-mon Stock, as to which Mr. Cox disclaims beneficial ownership, as follows:
183,046 shares of Common Stock and 424,375 shares of Class B Common stock held by Mr. Cox as trustee, as to which he shares voting and investment power; 60,000 shares of Common Stock and 27,130 shares of Class B Common Stock held by trustees for Mr. Cox's spouse; and 189,137 shares of Common Stock and 24,700 shares of Class B Common Stock held by a foundation of which Mr. Cox is Presi-dent.

(8) Includes 779,560 shares of Common Stock and 384,000 shares of Class B Com-mon Stock held by Mrs. Robes as trustee of a revocable trust, as to which she shares voting and investment power with other trustees and as to which she could acquire sole voting and investment power if she were to revoke the trust. Also includes 62,425 shares of Common Stock and 23,748 shares of Class B Common Stock held by Mrs. Robes as trustee, as to which she disclaims beneficial own-ership and shares voting and investment power with other trustees and 3,442 shares of Common Stock and 411 shares of Class B Common Stock owned by her spouse.

(9) See footnote (g) on page 4 above for a description of Mr. Ottaway's owner-ship of Class B Common Stock. Pursuant to the voting trust described therein, as of January 13, 1995 Mr. Ottaway had shared voting power over 3,161,585 shares of Common Stock. Shares of Common Stock deposited into the voting trust may be withdrawn prior to its termination. As of January 13, 1995, Mr. Ottaway also had shared voting and investment power over 3,080 shares of Common Stock.

(10) Includes 470,757 shares of Common Stock subject to options that may be ex-ercised by executive officers and directors within 60 days after January 13, 1995. Also includes shares owned by or jointly with their spouses and by their children and relatives sharing their homes.
              ---------------------------------------------------

ANNUAL REPORT
The Company has mailed to all stockholders its Annual Report for the year ended December 31, 1994. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders' equity and cash flows for the year then ended.
              ---------------------------------------------------

VOTING PROCEDURES
Under the Delaware General Corporation Law and the Company's Certificate of In-corporation and Bylaws, if a quorum is present at the meeting (i) the affirma-tive vote of a plurality of the shares of Common Stock present in person or represented by proxy is required in order to elect the nominees for election to the office of director that the Common Stock, voting separately as a class, is entitled to elect, (ii) the affirmative vote of a plurality of the shares of Common Stock and Class B Common Stock present in person or represented by proxy is required in order to elect the nominees for election to the office of direc-tor that the Common Stock and the Class B Common Stock elect together and (iii) the affirmative vote of a plurality of the shares of Common Stock and Class B Common Stock present in person or represented by proxy is required in order for each of the four stockholder proposals to be approved. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the four stockholder proposals and will be counted as present for voting purposes. Abstentions on the four stockholder proposals will have the effect of a negative vote because the proposals require the affirmative vote of a plurality of the shares of Common Stock and Class B Common Stock present in person or represented by proxy. Shares represented by limited proxies that pro-hibit voting on a particular matter (so-called broker non-votes) will have no impact since they are not considered "shares present" for voting purposes, al-though the shares represented by such limited proxies will be counted for quo-rum purposes.
              ---------------------------------------------------

ELECTION OF DIRECTORS

One of the purposes of the meeting is the election of five directors to serve for a three-year term expiring in 1998 and two directors to serve for a two-year term expiring in 1997. The Board of Directors has nominated the individu-als listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Messrs. Araskog, Jordan and Salinas. The holders of Common Stock and Class B Common Stock voting together are entitled to vote for the election of Messrs. Burenga, Cox, Hockaday and Petersen. The proxies in the accompanying form will be voted for the election of such individuals unless instructions are given to withhold au-thority to vote for one or more of them. For each such individual, the table below sets forth his or her age as of the date of the meeting, membership on committees of the Board of Directors and certain other information. Each of the persons named below is currently a director. Mr. Salinas was elected by the Board of Directors at its January meeting as a member of the Board class of 1997 subject to reelection by the stockholders at the 1995 Annual Meeting. If for any reason any one or more of the persons named below should become un-available for election, proxies will be voted for the election of such substi-tute nominees as the Board of Directors may propose.
              ---------------------------------------------------

NOMINEES FOR ELECTION AT THE ANNUAL MEETING:

CLASS OF 1998

                               POSITIONS WITH THE COMPANY AND
                                    BUSINESS  EXPERIENCE      DIRECTOR
          NAME             AGE   DURING THE PAST FIVE YEARS    SINCE
- -------------------------------------------------------------------------------
Rand V. Araskog             63  Chairman, President and         1981
 Executive and                  Chief Executive Officer,
 Nominating Committees          ITT Corporation (diversi-
                                fied multinational compa-
                                ny) (1)
- -------------------------------------------------------------------------------
Kenneth L. Burenga          50  President since July 1991,      1990
 Executive Committee            Chief Operating Officer
                                since January 1991, Execu-
                                tive Vice President from
                                January 1991 to July 1991
                                and prior thereto Senior
                                Vice President of the Com-
                                pany
- -------------------------------------------------------------------------------
William C. Cox, Jr.         64  Executive Director/Client       1976
 Executive and                  Relations of the Company
 Nominating Committees
- -------------------------------------------------------------------------------
                            58  President and Chief Execu-      1990
Irvine O. Hockaday, Jr.         tive Officer, Hallmark
 Audit and Compensation         Cards, Inc. (greeting card
 Committees                     manufacturer) (1)
- -------------------------------------------------------------------------------
Vernon E. Jordan, Jr. (2)   59  Senior Partner, Akin,           1982
 Executive Committee            Gump, Strauss, Hauer &
                                Feld, attorneys, and prior
                                to 1982 President and
                                Chief Executive Officer,
                                National Urban League,
                                Inc. (1)
- -------------------------------------------------------------------------------
Donald E. Petersen (3)      68  Prior to March 1990 Chair-      1987
 Executive and                  man and Chief Executive
 Compensation Committees        Officer, The Ford Motor
                                Company (automobiles) (1)
- -------------------------------------------------------------------------------

CLASS OF 1997

                               POSITIONS WITH THE COMPANY AND
                                     BUSINESS EXPERIENCE      DIRECTOR
          NAME             AGE   DURING THE PAST FIVE YEARS    SINCE
- -------------------------------------------------------------------------------
Carlos Salinas de Gortari   47  From December 1988 through      1995
 Audit and Nominating           November 1994, President
 Committees                     of Mexico
- -------------------------------------------------------------------------------

INCUMBENT DIRECTORS (CLASS OF 1996)

The table below sets forth similar information for each director whose term ex-pires in 1996.

                               POSITIONS WITH THE COMPANY AND
                                     BUSINESS EXPERIENCE      DIRECTOR
          NAME             AGE   DURING THE PAST FIVE YEARS    SINCE
- -------------------------------------------------------------------------------
Bettina Bancroft            54  Director of the Company         1982
 Compensation and
 Nominating Committees
- -------------------------------------------------------------------------------
Peter R. Kann (4)           52  Chairman of the Board           1987
 Executive and                  since July 1991, Chief Ex-
 Nominating Committees          ecutive Officer since Jan-
                                uary 1991, President from
                                July 1989 to July 1991 and
                                Chief Operating Officer
                                from July 1989 to December
                                1990 and prior to July
                                1989 Executive Vice Presi-
                                dent of the Company
- -------------------------------------------------------------------------------

                           POSITIONS WITH THE COMPANY AND
                                 BUSINESS EXPERIENCE      DIRECTOR
        NAME           AGE   DURING THE PAST FIVE YEARS    SINCE
- -------------------------------------------------------------------------------
James Q. Riordan        67  Prior to May 1992, Presi-       1970
 Compensation and           dent and Chief Executive
 Executive Committees       Officer, Bekaert Corp.
                            (steel wire manufacturer)
                            and prior to October 1989
                            Vice Chairman and Chief
                            Financial Officer, Mobil
                            Corporation (petroleum)
                            (1)
- -------------------------------------------------------------------------------
Carl M. Valenti (5)     56  President of Dow Jones          1990
                            Telerate Holdings, Inc.
                            since May 1990, Senior
                            Vice President since July
                            1989, Vice President from
                            1987 to 1989 and prior
                            thereto Vice
                            President/Information
                            Services Group of the Com-
                            pany
- -------------------------------------------------------------------------------
Richard D. Wood         68  Prior to July 1993, Chair-      1978
 Audit, Executive and       man, and prior to November
 Nominating                 1991, President and Chief
 Committees                 Executive Officer, Eli
                            Lilly & Company (pharma-
                            ceuticals and animal
                            health products) (1)
- -------------------------------------------------------------------------------

INCUMBENT DIRECTORS (CLASS OF 1997)

The table below sets forth similar information for each director whose term ex-pires in 1997.

                           POSITIONS WITH THE COMPANY AND
                                 BUSINESS EXPERIENCE      DIRECTOR
        NAME           AGE   DURING THE PAST FIVE YEARS    SINCE
- -------------------------------------------------------------------------------
David K.P. Li           56  Chief Executive Officer of      1993
 Audit Committee            The Bank of East Asia,
                            Limited (1)
- -------------------------------------------------------------------------------
James H. Ottaway, Jr.   57  Senior Vice President of        1987
                            the Company
- -------------------------------------------------------------------------------
Warren H. Phillips      68  Prior to July 1991 Chair-       1972
 Executive Committee        man of the Board and prior
                            to January 1991 Chief Ex-
                            ecutive Officer of the
                            Company
- -------------------------------------------------------------------------------
Martha S. Robes         50  Director of the Company         1981
 Compensation and
 Nominating
 Committees
- -------------------------------------------------------------------------------

(1) Mr. Araskog is a director of Dayton Hudson Corporation and Shell Oil Compa-ny. Mr. Hockaday is a director of The Ford Motor Company, The Continental Cor-poration and Utilicorp United. Mr. Jordan is a director of American Express Company, Bankers Trust New York Corporation, Corning, Inc., J.C. Penney Compa-ny, Inc., RJR Nabisco, Inc., Revlon Group Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation. Mr. Li is a di-rector of Hong Kong Telecommunications Limited and South China Morning Post (Holdings) Limited. Mr. Petersen is a director of The Boeing Company, Hewlett-Packard Company and Capital Income Builder, Inc. Mr. Riordan is a director of Brooklyn Union Gas Company and Seligman Mutual Fund Investment Companies. Mr. Wood is a director of Amoco Corporation, Chemical Banking Corporation, The Chubb Corporation and Eli Lilly & Company.

(2) During 1994, Akin, Gump, Strauss, Hauer & Feld, the law firm of which Mr. Jordan is a senior partner, rendered certain legal services to the Company. The Company expects that this law firm will continue to render legal services to the Company in 1995.

(3) In accordance with the Company's Certificate of Incorporation, Mr. Petersen's term of office will expire at the 1997 annual meeting of stockhold-ers, which will be the annual meeting next following his 70th birthday. Accord-ingly, Mr. Petersen is being nominated to serve for a two-year term.

(4) Karen Elliott House, President/International Group of the Company and the spouse of Mr. Kann, received a salary and bonus in 1994 of $325,000. An aggre-gate of $61,533 was contributed to Ms. House's account under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of 1994. Ms. House received a payment in respect of 1994 of $125,000 under the Dow Jones 1990 Performance Award Plan in respect of the four-year performance period 1991-1994. Ms. House also participates in the Dow Jones 1992 Long Term Incentive Plan and accordingly receives contingent stock rights and stock options under that Plan.

(5) Tharyn Aiken, Vice President, Management Information Systems of Dow Jones Telerate's Americas Group and the spouse of Mr. Valenti, received a salary and bonus in 1994 of $138,715. An aggregate of $24,283 was contributed to Ms. Aik-en's account under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of 1994. Ms. Aiken participates in the Dow Jones 1991 Stock Option Plan and accordingly receives stock options under that Plan.

                           -------------------------

During 1994 the Board of Directors met eight times, the Executive Committee met four times, the Audit Committee met three times and the Compensation Committee met five times. In 1994 the annual director's fee was $25,000; the fee for each Board meeting attended was $1,000; the fee for each committee meeting attended was $1,000; and the annual fee for each committee chairman was $3,000. In 1995, the fee for each Board meeting attended will be $1,200. The annual director's fee and the fees for committee meetings and for committee chairmen will remain the same as in 1994. From time to time Board members are invited to attend meetings of Board committees of which they are not members; in such cases, such Board members receive a committee meeting fee. Employees of the Company or its subsidiaries who are directors do not receive director's, committee or commit-tee chairman's fees. Directors may elect to defer receipt of these fees, in whole or in part. Deferred amounts will, at the electing director's option, ei-ther be credited to an interest bearing account or be deemed to be invested in shares of Common Stock ("stock equivalents") at the market price on the last business day of the month in which the deferred amount in question would have otherwise been received. Deferred amounts will be payable in cash, at the electing director's option, either in a lump sum or in the number of annual in-stallments specified by the director.

  The Company has a retirement program for directors who are not employees of the Company. Any such director who has served for five years or more is enti-tled upon his or her retirement to receive an annual amount equal to the annual fee payable at the time of his or her retirement. The fee will be payable for the lesser of 15 years or the number of years the director served. Upon the death of an eligible director either before or after retirement, 75% of the an-nual amount is payable to his or her estate or designated beneficiary for the remaining payment term.

  During 1994 all directors of the Company attended at least 75% of the aggre-gate meetings of the Board and committees on which they served, except Messrs. Jordan and Petersen, who attended 58% and 65%, respectively, of such meetings.

  The Audit Committee meets with the Company's independent auditors to review and approve the scope and results of their professional services. It also re-views the independence of the Company's auditors, reviews the procedures for evaluating the adequacy of the Company's internal accounting controls, consid-ers the range of audit and nonaudit fees and makes recommendations to the Board regarding the engagement of the Company's independent auditors.

  The Compensation Committee reviews remuneration arrangements for the Company's senior management (including employee benefit plans in which execu-tive officers are eligible to participate), makes recommendations to the

Board and grants options or other benefits under some of such plans.

  The Nominating Committee recommends to the Board of Directors the persons to be nominated by the Board for election as directors of the Company. Stockhold-ers desiring to recommend nominees should submit their recommendations in writing to Peter G. Skinner, Secretary, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281. Recommendations should include pertinent in-formation concerning the proposed nominee's background and experience.

              ---------------------------------------------------

EXECUTIVE COMPENSATION
The following tables and report provide information as to the cash and non-cash compensation paid to, earned by or granted to each of the five most highly compensated senior policy making executives of the Company.
              ---------------------------------------------------
                          SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION          LONG-TERM COMPENSATION
- --------------------------------------------------------------------------------------------------------
                                                               AWARDS           PAYOUTS
- --------------------------------------------------------------------------------------------------------
                                                       RESTRICTED              LONG-TERM
                                                         STOCK                 INCENTIVE    ALL OTHER
                                                       AWARDS ($) OPTIONS (#) PAYOUTS ($)    COMPEN-
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($)  (1) (2)       (3)         (4)     SATION ($) (5)
- --------------------------------------------------------------------------------------------------------
Peter R. Kann, Chairman      1994  $640,000  $410,000   $624,000    15,100     $440,000      $206,505
 of the Board, Chief         1993
 Exec-                             $605,000  $370,000   $481,213    15,500     $370,000      $194,115
 utive Officer and Di-
 rector                      1992  $550,000  $335,000   $861,063    29,900          --       $175,763
- --------------------------------------------------------------------------------------------------------
Kenneth L. Burenga,
 Presi-                      1994  $485,000  $280,000   $420,000    10,200     $340,000      $149,516
 dent, Chief Operating       1993  $450,000  $245,000   $326,663    10,500     $230,000      $137,426
 Officer and Director        1992  $400,000  $220,000   $605,613    20,900          --       $122,186
- --------------------------------------------------------------------------------------------------------
Carl M. Valenti, Senior      1994
 Vice                              $402,000  $205,000   $309,000     7,500     $234,000      $117,922
 President and Director      1993  $386,000  $175,000   $245,875     7,900     $200,000      $110,296
                             1992  $365,000  $175,000   $453,388    15,700          --       $106,012
- --------------------------------------------------------------------------------------------------------
Peter G. Skinner, Senior     1994  $366,000  $170,000   $234,000     5,700     $234,000      $103,725
 Vice President              1993  $352,000  $158,000   $186,163     6,000     $200,000      $ 99,971
                             1992  $332,000  $148,000   $353,001    12,200          --       $ 93,881
- --------------------------------------------------------------------------------------------------------
James H. Ottaway, Jr.,       1994  $349,000  $160,000   $234,000     5,700     $227,000      $ 98,326
 Senior Vice President       1993  $339,000  $150,000   $186,163     6,000     $193,000      $ 95,719
 and Director                1992  $324,000  $149,000   $353,001    12,200          --       $ 92,466
- --------------------------------------------------------------------------------------------------------


(1) The restricted stock awards are contingent stock rights granted under the Dow Jones 1992 Long Term Incentive Plan. The amounts set forth in the table are based on the fair market value of the Common Stock on the date of grant of the contingent stock rights. They do not constitute a forecast of value at the time of payout. The value at payout will reflect the actual number of shares awarded and the market value of the shares at the time of payout. Each right gives the holder the contingent right to receive up to the number of shares of Common Stock specified in the right (the "Target Award") following completion of a4-year performance period. The number of shares ultimately received (the "Final Award") will depend on the extent to which the performance criteria are achieved during the 4-year performance period, the participant's individual performance and other factors. The amounts shown in the table reflect the value on the date of grant of 100% of the contingent stock rights granted. The Final Award ultimately received may be less than or equal to the Target Award and the Compensation Committee, with respect to the 1992 and 1993 awards, has the further discretion to make a Final Award that is up to, but not more than, 125% of the Target Award. In the case of the 1992 and 1993 Target Awards, it is expected that full satisfactory competitive performance (as judged by the Compensation Committee in its discretion at the time of the payouts) would be competitively rewarded if the Final Award ap-proximated the number of shares in the Target Award. Exceptional performance would support a Final Award in excess (up to 125%) of the Target Award. In the case of the 1994 award, it is expected that full satisfactory competitive performance would be competi-tively rewarded if the Final Award approximated 80% of the number of contingent stock rights granted. Exceptional performance would support a Final Award in excess of 80% of the contingent stock rights granted. During the performance period relating to each right, the Compensation Committee may adjust the per-formance criteria and otherwise modify the terms and provisions of the right. Also during the performance period, the holder is entitled to receive as "divi-dend equivalents" an amount equal to the cash dividends that he or she would have received if he or she had owned the number of shares of Common Stock cov-ered by the right during the entire performance period. At December 31, 1994, Mr. Kann held restricted stock awards in the form of contingent stock rights covering a total of 62,800 shares; Mr. Burenga--43,200 shares; Mr. Valenti-- 32,200 shares; Mr. Skinner--24,700 shares; and Mr. Ottaway--24,700 shares. At December 31, 1994, the fair market value of the Common Stock subject to such rights was as follows: Mr. Kann--$1,946,800; Mr. Burenga--$1,339,200; Mr. Valenti--$998,200; Mr. Skinner--$765,700; and Mr. Ottaway--$765,700.

(2) The restricted stock awards referred to in the table in respect of 1992 re-flect the aggregate of two separate awards made in 1992. The fair market value on the date of grant of the contingent stock rights granted in February 1992 in respect of the performance period 1992-1995 was as follows: Mr. Kann--$424,088; Mr. Burenga--$299,163; Mr. Valenti--$223,550; Mr. Skinner--$174,238; and Mr.
Ottaway--$174,238. The fair market value on the date of grant of the contingent stock rights granted in November 1992 in respect of the performance period 1993-1996 was as follows: Mr. Kann--$436,975; Mr. Burenga--$306,450; Mr. Valen-
ti--$229,838; Mr. Skinner--$178,763; and Mr. Ottaway--$178,763.

(3) The stock option awards in respect of 1992 reflect the aggregate of the two separate awards made in 1992. The options granted in February 1992 in respect of 1992 were as follows: Mr. Kann--13,500; Mr. Burenga--9,400; Mr. Valenti-- 7,100; Mr. Skinner--5,500; and Mr. Ottaway--5,500. The options granted in No-vember 1992 in respect of 1993 were as follows: Mr. Kann-- 16,400; Mr. Burenga--11,500; Mr. Valenti--8,600; Mr. Skinner--6,700; and Mr. Ottaway-- 6,700.

(4) The amounts referred to in the table reflect cash payments made to the in-dicated executives under the Dow Jones 1990 Performance Award Plan in respect of the four-year performance period 1991-1994. The amount paid was based on the Compensation Committee's assessment of the Company's financial performance as compared to other companies and on management's and the individual executive's performance against non-financial strategic and operating objectives. The 1990 Performance Award Plan was replaced in 1992 by the Dow Jones 1992 Long Term In-centive Plan.

(5) The amounts referred to in the table above under "All Other Compensation" consist of the aggregate amounts contributed to the accounts of the indicated executives under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of the years indicated. With respect to 1994, the Internal Revenue Code limits the allocation of the annual Company contribution for the benefit of any individual account under a qualified profit sharing plan to the amount which would be contributed to such individual ac-count based on maximum annual compensation of $150,000, but permits under a supplemental plan an additional allocation by the Company to such individual equal to the additional amount which would otherwise have been allocated to him or her under the qualified plan had there been no limits. With respect to 1994, the Company has allocated the following amounts to the accounts of the indi-cated executives under the Profit Sharing Retirement Plan: Mr. Kann--$20,324; Mr. Burenga--$26,615; Mr. Valenti--$21,665; Mr. Skinner--$26,615; Mr. Ottaway-- $26,615. The Company has also allocated the following amounts to the accounts of the indicated executives under the Supplementary Benefit Plan with respect to 1994: Mr. Kann--$186,181; Mr. Burenga--$122,901; Mr. Valenti--$96,257; Mr.
Skinner--$77,110; Mr. Ottaway--$71,711.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS               POTENTIAL REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL RATES
                                                                            OF STOCK PRICE
                                                                        APPRECIATION OVER STOCK
                                                                            OPTION TERM (3)
- -------------------------------------------------------------------------------------------------
                                       % OF
                                       TOTAL
                                      OPTIONS
                          NUMBER OF   GRANTED
                         SECURITIES     TO     EXERCISE OR
                         UNDERLYING  EMPLOYEES BASE PRICE
                           OPTIONS   IN FISCAL  ($/SHARE)  EXPIRATION
          NAME           GRANTED (1)   YEAR        (2)        DATE         5%            10%
- -------------------------------------------------------------------------------------------------
Peter R. Kann...........   15,100       2.0%     $37.50     11/15/04       $ 171,687    $ 608,681
Kenneth L. Burenga......   10,200       1.4%     $37.50     11/15/04       $ 115,974    $ 411,162
Carl M. Valenti.........    7,500       1.0%     $37.50     11/15/04       $  85,275    $ 302,325
Peter G. Skinner........    5,700       0.8%     $37.50     11/15/04       $  64,809    $ 229,767
James H. Ottaway, Jr....    5,700       0.8%     $37.50     11/15/04       $  64,809    $ 229,767
- -------------------------------------------------------------------------------------------------

(1) Fifty percent of the stock options will become exercisable on November 15, 1995, and the remainder will become exercisable on November 15, 1996.

(2) The exercise price of the stock options is $37.50 per share, or 125% of the fair market value of the Common Stock on November 15, 1994, the date on which the stock options were granted. Accordingly, the options will not have any value until the price of the Common Stock appreciates more than 25% from the price on the date of grant.

(3) These amounts represent assumed rates of appreciation only, over the entire ten year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, general stock market conditions, and the continued employment of the optionee through the vesting period.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                             VALUE OF UNEXERCISED IN-
                                                        TOTAL NUMBER OF                THE-
                                                    UNEXERCISED OPTIONS AT       MONEY OPTIONS AT
                                                     DECEMBER 31, 1994 (#)   DECEMBER 31, 1994 ($)(1)
- ------------------------------------------------------------------------------------------------------
                            SHARES
                         ACQUIRED ON     VALUE
          NAME           EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ------------------------------------------------------------------------------------------------------
Peter R. Kann...........    3,232       $40,400      106,731      22,850      $206,940        $ 0
Kenneth L. Burenga......    1,506       $18,636       71,142      15,450      $132,707        $ 0
Carl M. Valenti.........    1,270       $15,716       50,442      11,450      $ 88,095        $ 0
Peter G. Skinner........       --            --       43,510       8,700      $ 85,300        $ 0
James H. Ottaway, Jr....    3,840       $47,041       52,864       8,700      $ 88,750        $ 0
- ------------------------------------------------------------------------------------------------------

(1) This represents the difference between the closing price of the Company's Common Stock on December 30, 1994 ($31.00) and the exercise price of the options.


              ---------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee and Its Program

The Committee consists of six nonemployee directors. It generally meets four times a year. The Compensation Committee's objective is to establish and ad-minister a "total compensation program" that fairly and competitively rewards Dow Jones executives for current and long-term performance that enhances stockholder value. Our objective is to relate pay to performance. The purpose of this report is to explain the Company's executive compensation program and the operation of the Compensation Committee.

Elements of Compensation Program Considered by the Committee

The Committee gives special attention to the total compensation of the chief executive officer (Mr. Kann), and certain other members of senior management. We consider four elements of compensation: (1) annual salary; (2) annual bo-nuses; (3) long-term incentive compensation; and (4) retirement and other com-pensation.

Establishing and Administering a Competitive Program

The Committee retains outside compensation consultants and reviews internal and external studies in developing and administering the total compensation program. We give continuing attention to changes in compensation practices, business trends and changes in applicable law and regulations in order to es-tablish and administer a sound competitive compensation program. The competi-tive universe that we primarily consider includes the companies in the S&P Publishing/Newspaper Index (see page 16), but we also review data on general industry trends and, from time to time, certain other companies. Our experi-ence is that it is difficult to forecast in detail all future developments that will be relevant to evaluating executive performance. It is for that rea-son that our bonus and long-term compensation programs have vested substantial discretion in the Committee to decide on awards to be made after evaluating actual Company, business unit and individual performance. We believe that such discretion has been an important element in keeping compensation on a proper track.

New federal tax legislation effective in 1994 eliminates the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and certain other executives (i.e. those whose compensation must be detailed in the proxy statement). The law exempts compensation paid under plans that re-late compensation to performance. Although our plans are designed to relate compensation to performance, they do not meet the new tax law's requirements because they allow the Committee to exercise discretion in setting compensa-tion. It may be appropriate in the future to recommend changes in the Company's compensation program to take account of the new tax law. However, the Committee is of the opinion that it is better to retain discretion than to give it up in exchange for the tax deduction. For 1994 only the chief execu-tive officer's compensation was affected.

Committee Reporting

The Committee makes full reports to the Board of Directors which approves the structure of the compensation program and the general administration of the program. The Board reviews the specific compensation awards for the chief ex-ecutive officer and each of the other four executives whose compensation is described in the proxy statement.

  In 1994 the chief executive officer's salary was $640,000. That represented an increase of $35,000 from the 1993 salary of $605,000. The 1994 salaries for all the five officers listed in the table on page 11 were set after evaluating their performance and reviewing the competitive compensation guidelines that were developed based on advice from our outside compensation consultants.

  For 1994 Mr. Kann was granted a bonus of $410,000. That represented an in-crease of $40,000 from the 1993 bonus of $370,000. One of the reasons for this increase, and for bonus increases for certain other senior executives, was that the Company's operating income in 1994 was 13.2% higher than in 1993. We also compared the Company's results to those of other companies with opera-tions similar to ours (primarily those in the S&P Publishing/Newspaper

Index) and considered the performance of individual operating units of the Com-pany and the contributions of individual executives. The varying levels of sal-ary and bonus for each of the executives also reflect differences in their rel-ative responsibilities.

  We awarded long-term compensation to the chief executive officer and other members of senior management in 1994 under the Company's executive incentive plan. The awards covered performance for the period 1991-1994 and were made af-ter reviewing the Company's financial performance (including earnings, revenue, profit margins, stock price performance and other financial criteria, including the Company's performance relative to other newspaper and information services companies). We also considered progress toward achieving other Company objec-tives (quality of Dow Jones's publications and services, development of prod-ucts and services for a global marketplace, quality of customer service and level of customer satisfaction, development of human resources, including the recruitment and advancement of women and minorities, promotion of teamwork throughout the Company, and commitment to innovative products and services). And, finally, we considered each individual executive's responsibility and per-formance. Mr. Kann's long-term award was $440,000, an increase of $70,000 from the 1993 long-term award of $370,000. The awards made were lower than the maxi-mum award-amount guidelines for fully satisfactory performance. Although by many measures--such as earnings, profit margins, quality and product develop-ment--the Company performed well in the four-year period, stockholder return and stock price performance relative to the Company's competitors did not jus-tify a full guideline award. The Committee awarded no long-term compensation in 1992 because the earnings objectives established for the awards were not achieved.

  In late 1994 we granted members of senior management contingent stock rights and premium stock options for the 1995-1998 performance period, which our out-side compensation consultants calculated to have a value approximately 3% higher than the grants made in 1993 for the 1994-1997 performance period. The grants will tie a significant portion of potential senior executive compensa-tion to the Company's long-term objectives and to the market value of the Company's stock. The Committee will determine the actual number of shares of stock payable to an executive under the contingent stock rights at the end of the performance period, based on the financial and non-financial criteria de-scribed in the immediately preceding paragraph. With respect to the 1994 grants for the 1995-1998 performance period, the Committee decided to grant a maximum number of contingent stock rights, in contrast to the prior three years when it retained discretion to increase the actual award by up to 25%.

  The Committee believes that the numbers of contingent stock rights and pre-mium stock options granted to individual executives should be set annually by the Committee after consultation with its consultants on competitive compensa-tion levels. Accordingly, the Committee does not base the amount of stock op-tion or contingent stock right grants on the amount of previous grants.

 The Committee continues to be satisfied with the leadership and management performance of the chief executive officer and the other senior executives. We came to that conclusion after evaluating the Company's competitive and finan-cial performance and progress made toward achieving quality products, personnel development and other qualitative goals. The Committee's general view is that salary should not deviate substantially from the median of the competitive guidelines developed with the advice of our consultant, and that incentive ele-ments should reflect competitive performance, with the Committee having discre-tion as to the actual amounts paid.

James Q. Riordan, Chairman
Bettina Bancroft
Irvine O. Hockaday, Jr.
Rene C. McPherson
Donald E. Petersen
Martha S. Robes
              ---------------------------------------------------

                        COMPARISON OF STOCKHOLDER RETURN

The following line graph compares the performance of the Company's Common Stock during the period from January 1, 1990 to December 31, 1994 with the S&P 500 Stock Index and the S&P Publishing/Newspapers Index.

The S&P 500 Stock Index includes 500 U.S. companies in the industrial, trans-portation, utilities and financial sectors and is weighted by market capital-ization. The S&P Publishing/Newspapers Index, which is also weighted by market capitalization, includes, in addition to the Company, the following five pub-lishing companies: Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, The Times Mirror Company and Tribune Company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              Dow Jones vs. S&P Publishing/Newspapers vs. S&P 500


                         [GRAPH APPEARS HERE]

                                           S&P
                                        Publishing/
Measurement Period                      Newspapers
(Fiscal Year Covered)   Dow Jones         Index         S&P 500
- ---------------------   ---------       -----------     -------
FYE 12/31/89             100             100             100
FYE 12/31/90              75              80              97
FYE 12/31/91              83              97             126
FYE 12/31/92              89             109             136
FYE 12/31/93             120             126             150
FYE 12/31/94             107             116             152


  For purposes of the graph, it was assumed that $100 was invested in the Company's Common Stock, the S&P 500 Stock Index and the S&P Publishing/Newspapers Index at closing prices on December 31, 1989. Dividends are assumed to be reinvested on the date of distribution with respect to the Company's Common Stock and the S&P 500 Stock Index and monthly with respect to the S&P Publishing/Newspapers Index.

              ---------------------------------------------------

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

At its February meeting the Board of Directors appointed Coopers & Lybrand, in-dependent certified public accountants, as auditors of the Company for 1995. Coopers & Lybrand have been the auditors for many years. Representatives of Coopers & Lybrand will be present at the 1995 Annual Meeting, will have the op-portunity to make a statement if they so desire, and will be available to re-spond to appropriate questions.
              ---------------------------------------------------

STOCKHOLDER PROPOSAL 1
Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who holds of record 90 shares of Common Stock and 30 shares of Class B Common Stock, has informed the Company that she intends to present to the meeting the following resolution:

  RESOLVED: "That the shareholders of Dow Jones recommend that the Board of Di-rectors take the necessary steps to reinstate the election of directors ANNUAL-LY, instead of the stagger system which was recently adopted."

  Mrs. Davis has submitted the following statement in support of her proposal:

  "Until recently, directors of Dow Jones were elected annually by all share-holders.

  The great majority of New York Stock Exchange listed corporations elect all their directors each year.

  This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

  Last year, 36,128,484 votes, representing 13.6% of 266,294,448 votes cast, were voted FOR this proposal.

  If you AGREE, please mark your proxy FOR this resolution."

BOARD OF DIRECTORS' POSITION

This proposal seeks to reverse the action taken by the Company's stockholders at the 1986 Annual Meeting to approve an amendment to the Company's Certificate of Incorporation to provide that the Board of Directors be divided into three classes of directors as nearly equal in number as possible, with each class serving a three-year term. That amendment provided that an affirmative vote of more than 80% of the votes represented by the outstanding Common Stock and Class B Common Stock, voting together, would be required to return to the an-nual election of directors. The Board believes that maintaining a classified Board of Directors is in the best interests of the Company and its stockhold-ers. Having a classified Board makes it more time-consuming for a substantial stockholder to gain control of the Board without its consent, ensures some con-tinuity in the management of the business and affairs of the Company and pro-vides the Board with sufficient time to review any proposed business transac-tion and to consider appropriate alternatives.

  An identical proposal was presented at the 1987, 1988, 1993 and 1994 Annual Meetings by the same stockholder and was defeated by the vote of the Company's stockholders in each instance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RES-OLUTION.

              ---------------------------------------------------

STOCKHOLDER PROPOSAL 2
The New York City Police Department Pension Fund (the "Fund"), which holds of record 27,600 shares of Common Stock, has informed the Company that it intends to present to the meeting the following resolution:

  RESOLVED: that the shareholders of the Corporation request that the board of directors adopt and implement a policy requiring all proxies, ballots and vot-ing tabulations that identify how shareholders voted be kept confidential, except when disclosure is mandated by law, such disclosure is expressly re-quested by a shareholder or during a contested election for the board of direc-tors, and that the tabulators and the inspectors of election be independent and not the employees of the Corporation.

  The Fund has submitted the following statement in support of its proposal:

  The confidential ballot is fundamental to the American political system. The reason for this protection is to ensure that voters are not subjected to actual or perceived coercive pressure. We believe that it is time that this fundamen-tal principle of the confidential ballot be applied to public corporations.

  Many excellent companies use confidential voting. None have reported any dif-ficulty reaching quorums or meeting supermajority vote requirements and those surveyed reported that the added cost of implementing confidentiality was neg-ligible.

  Strong support was shown at the last annual meeting when 16.1% of the votes (excluding abstentions) were cast in favor of this proposal.

  It is our belief that all shareholders need the protection of a confidential ballot no less than voters in political elections. While we make no imputation that our company's management has acted coercively, the existence of this pos-sibility is sufficient to justify confidentiality.

  This resolution would permit shareholders to voluntarily disclose their vote to management by expressly requesting such disclosure on their proxy cards. Ad-ditionally, shareholders may disclose their vote to any other person they choose. This resolution would merely restrict the ability of the Corporation to have access to the vote of its shareholders without their specific consent.

  Many shareholders believe confidentiality of ownership is ensured when shares are held in street or nominee name. This is not always the case. Management has various means of determining actual (beneficial) ownership. For instance, proxy solicitors have elaborate databases that can match account numbers with the identity of some owners. Moreover, why should shareholders have to transfer their shares to nominees in an attempt to maintain confidentiality? In our opinion, this resolution is the only way to ensure a secret ballot for all shareholders irrespective of how they choose to hold their shares.

  We believe that confidential voting is one of the most basic reforms needed in the proxy voting system and that the system must be free of the possibility of pressure and the appearance of retaliation.

  We hope that you would agree and vote FOR this proposal.

BOARD OF DIRECTORS' POSITION

The Board of Directors believes that the confidential voting policy proposed is both unnecessary and undesirable.

  The Board believes that the proposal is unnecessary in several respects. First, any stockholder wishing to vote on a confidential basis already has the means to do so simply by holding his or her shares in street name through a bank, broker or other nominee. Since nominee holders do not disclose the names of beneficial owners without their permission, confidential voting would be as-sured. Accordingly, under the current system, each stockholder can choose whether or not his or her votes will be confidential.

  Second, the Proposal seeks to require the Company to adopt a policy that the tabulators and inspectors of election be independent and not employees of the Company. The Company has used independent tabulators and inspectors for many years and continues to do so. Currently, Chemical Bank performs these functions for the Company.

  In the supporting statement, the proponent asserts that a confidential voting system is necessary in order to protect stockholders from the possibility that management will act coercively. The Company has always conducted its stock-holder solicitations in a fair and equitable manner, without undue pressure. Indeed, the proponent specifically acknowledges that it is not suggesting that management has ever acted coercively. The Board believes that the proponent's concerns are speculative and do not warrant adoption of the proposed system.

  The Board believes that adoption of the proposed system would be undesir-able. The proponent draws an analogy between a stockholder vote in a public corporation and voting in a political context. However, the analogy is, in fact, inappropriate and misleading. In a political vote, individual citizens vote by confidential ballot. However, elected officials, acting in a represen-tative capacity, vote openly. Open voting ensures that the representatives may be held accountable to their constituents. The stock of public corporations, including the Company, is in many cases held by institutional stockholders, such as pension funds and mutual funds. The managers and custodians of such institutions vote such shares in a representative or fiduciary capacity on be-half of the individuals and others who hold the underlying economic interest in the shares. The Board believes that open voting is necessary in order for such representatives to be held accountable to the ultimate owners of the shares.

  Finally, the Board believes that open communication between the stockholders and the Company should be encouraged. Under the current system, stockholders may communicate their views to management in a convenient, cost-free manner simply by marking their comments on proxy cards. The Board does not wish to deprive stockholders of this method of communication.

  An identical proposal was presented at the 1994 Annual Meeting by the same stockholder and was defeated by the votes of the Company's stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.

              ---------------------------------------------------

STOCKHOLDER PROPOSAL 3
Mr. William Steiner, who holds of record 100 shares of Common Stock, has in-formed the Company that he intends to present to the meeting the following resolution:

  RESOLVED, that the shareholders assembled in person and by proxy, recommend
(i) that all future non-employee directors not be granted pension benefits and
(ii) current non-employee directors voluntarily relinquish their pension bene-fits.

  Mr. Steiner has submitted the following statement in support of the propos-al:

  Aside from the usual reasons, presented in the past, regarding "double dip-ping", that is outside (non-employee) directors who are in almost all cases amply rewarded with their pension at their primary place of employment, and in many instances serving as outside pensioned directors with other companies, there are other more cogent reasons that render this policy as unacceptable.

  Traditionally, pensions have been granted in both the private and public sectors for long term service. The service component usually represents a sig-nificant number of hours per week. The practice of offering pensions for con-sultants is a rarity. Outside directors' service could logically fit the defi-nition of consultants and pensions for this type of service is an abuse of the term.

  But more importantly, outside directors, although retained by corporate man-agement, namely the C.E.O., are in reality representatives of shareholders. Their purpose is to serve as an impartial group to which management is ac-countable. Although outside directors are certainly entitled to compensation for their time and expertise, pensions have the pernicious effect of compro-mising their impartiality. In essence, pensions are management's grants to outside directors to insure their unquestioning loyalty and acquiescence to whatever policy management initiates, and at times, serving their own self in-terests. Thus, pensions become another device to enhance and entrench manage-ment's controls over corporate policies while being accountable only to them-selves. As a founding member of the Investors Rights Association of America I feel this practice perpetuates a culture of corporate management "cronyism" that can easily be at odds with shareholder and company interest.

  A final note in rebuttal to management's contention that many companies of-fer their outside directors pensions, so they can attract and retain persons of the highest quality. Since there are also companies that do not offer their outside directors pensions, can management demonstrate that those companies that offer pensions have a better performance record than their non-pensioned peers? In addition, do we have any evidence of a significant improvement in corporate profitability with the ad-vent of pensions for outside directors?

  I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION.

BOARD OF DIRECTORS' POSITION

It is in the best interests of the Company and its stockholders that the Com-pany attract and retain as directors individuals of the highest caliber, with recognized leadership qualities, experience and ability. In order to attract and retain such individuals, it is important that the Company provide compen-sation that is competitive with that offered by other comparable companies. The Company has been advised by its outside compensation consultants that the compensation package that it offers to non-employee directors, including re-tirement benefits, is consistent with general industry practice.

  The Company's retirement plan, which is described on page 10, provides re-tirement benefits only to directors who have served for at least five years, and provides those benefits for a period equal in length to the period during which the individual served on the board, but in no event longer than 15 years. Accordingly, the plan only rewards directors who serve on the Board for an extended period. Such long-term service affords the Company greater conti-nuity in the management of its business and affairs and enables the Company to benefit from the director's experience.

  The compensation that the Company provides to non-employee directors, in-cluding retirement benefits, is fair and appropriate in view of the substan-tial time and effort involved in serving as a member of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.
              ---------------------------------------------------

STOCKHOLDER PROPOSAL 4

Mr. Ronald Chen and Ms. Sandra Johnson Chen, who hold of record 360 shares of Common Stock and 150 shares of Class B Common Stock, have informed the Company that they intend to present to the meeting the following resolution:

  RESOLVED, that the shareholders of Dow Jones recommend that the board of di-rectors adopt an executive compensation policy in which the cash and non-cash compensation of the Chief Executive Officer shall not exceed 20 times the av-erage individual compensation of non-officer employees of the company.

  Mr. and Ms. Chen have submitted the following statement in support of the proposal:

  In 1993, the Chief Executive Officer's compensation was more than 40 times the salary of the average Dow Jones full-time employee. The CEO was paid more than 100 times the lowest full-time salary. Pay disparities that large make a mockery of fair compensation practices and destroy employee morale. Ultimate-ly, it is shareholders who suffer.

  All employees contribute to the success of Dow Jones--whether they be tech-nicians, sales representatives, secretaries, clerks, accountants, press opera-tors, reporters and editors. The dedication, skill and hard work of the thou-sands of people employed by the company are responsible for the company's profits and return to shareholders.

  For years, company executives have described Dow Jones as "a company whose primary asset is talented and innovative people." By acting on this recommen-dation, the company's board would put teeth in such statements, thereby im-proving employees' morale. For all employees, pay is the most tangible way in which a company shows its appreciation for their efforts.

  To this end, this shareholder proposal recommends that employee and execu-tive compensation be linked at Dow Jones. There are alterna-tive methods by which to set executive compensation levels, but many are im-practical. For instance, it would be difficult to tie CEO compensation to the company's earnings, which can fluctuate, depending on economic conditions and industry developments. For much the same reason, it would be unwise to index CEO compensation to the company's share price at any given time. Lastly, link-ing Dow Jones's executive compensation to industry levels would prove ineffec-tive because, as consultant Graef Crystal and others have documented, there is a pervasive problem of excessive compensation for executives in much of Corpo-rate America.

  By contrast, indexing executive compensation to average wages makes sense. Inasmuch as the company has direct responsibility for its workers' wages as well as its executives' compensation, our proposal provides the board with a practical, overall approach to employee compensation--whether for executives or other employees.

BOARD OF DIRECTORS' POSITION

Dow Jones's executive compensation program is intended to attract and retain persons of ability as key employees and motivate them to exert their best ef-forts on behalf of the Company. The proposal would impose an arbitrary ceiling on the chief executive's compensation that would limit the Company's ability to compete by reducing executive compensation to a level well below that of executives in comparable positions at other major newspaper and media compa-nies.

  As described in the Compensation Committee's Report on Executive Compensa-tion beginning on page 14, the Compensation Committee's objective is to estab-lish a competitive compensation program that fairly rewards Dow Jones's execu-tives for current and long-term performance that enhances stockholder value. Dow Jones needs to retain the flexibility to make compensation decisions that will help achieve our goals of continued growth and profitability, which are the same as those of the stockholders.

  The Compensation Committee of the Board, composed entirely of non-employee directors, reviews and approves all compensation for the chief executive offi-cer and other senior executives. This is the best guarantee that adequate re-view and control of their compensation are in place.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.
              ---------------------------------------------------

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock to file reports of owner-ship and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

  In 1991 the SEC completed an extensive revision of its rules in this area. In addition to increasing the number and kind of reports to be filed, the SEC has obliged companies to report in their proxy statements failures to file re-ports on a timely basis. The Company believes that the failures to file listed below were in some cases inadvertent and in others the result of uncertainty regarding the application of the new rules.

  Based solely on its review of the copies of such forms received by the Com-pany, or written representations from certain reporting persons that no Form 5 annual reports were required for those persons, the Company believes that dur-ing 1994, all filing requirements under Section 16(a) of the Exchange Act ap-plicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with except that: Mr. David K.P. Li reported on an amended Form 3 filed in February 1995 two transactions that should have been reported earlier. In March 1993 Miss Bettina Bancroft consented to an SEC order finding that Section 16(a) reports relating to sales of Common Stock made on her behalf some years before had not been filed in a timely fashion by the bank that held the shares; the SEC found that, as a result, the requirements of Section 16(a) had not been met. The SEC took the position that Miss Bancroft had not taken ad-equate steps to insure that the bank would file the required reports, not-withstanding Miss Bancroft's uncontradicted assertion that she had in fact in-structed the bank to make all necessary filings.
              ---------------------------------------------------

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the 1996 Annual Meeting must be received by the Company at its principal executive offices not later than November 20, 1995 in order to be considered for inclusion in the Company's 1996 proxy statement and form of proxy.

OTHER MATTERS

The Company knows of no other matter to be brought before the 1995 Annual Meet-ing. If any other matter requiring a vote of the stockholders should come be-fore the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judg-ment.

  Stockholders who do not expect to attend the 1995 Annual Meeting in person are requested to complete, date, sign and return the enclosed proxy promptly in the enclosed postage prepaid envelope.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO BE FILED WITH THE SECURI-TIES AND EXCHANGE COMMISSION NOT LATER THAN MARCH 31, 1995 WILL BE AVAILABLE TO INTERESTED STOCKHOLDERS UPON WRITTEN REQUEST TO MR. ROGER MAY, DIRECTOR OF COR-PORATE RELATIONS, DOW JONES & COMPANY, INC., 200 LIBERTY STREET, NEW YORK, NEW YORK 10281.

By order of the Board of Directors,

Peter G. Skinner
Secretary

New York, New York
March 20, 1995

                             DOW JONES & COMPANY, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                   ANNUAL MEETING OF STOCKHOLDERS-APRIL 19, 1995

    The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints WILLIAM C. COX, JR., PETER R. KANN and KENNETH L. BURENGA and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 1995 Annual Meeting of Stockholders to be held on Wednesday, April 19, 1995, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 20, 1995, a copy of which has been received by the undersigned:


P R O X Y

                         Election of Directors.   Nominees:

    FOR ELECTION BY THE HOLDERS OF COMMON STOCK VOTING SEPARATELY AS A CLASS:
        Rand V. Araskog, Vernon E. Jordan, Jr. and Carlos Salinas de Gortari

    FOR ELECTION BY THE HOLDERS OF COMMON STOCK AND CLASS B COMMON STOCK VOTING
    TOGETHER:
    Kenneth L. Burenga, William C. Cox, Jr., Irvine O. Hockaday, Jr. and Donald
                                    E. Petersen

    PLEASE SIGN AND DATE ON REVERSE SIDE.

- -------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1(A) AND 1(B), AND AGAINST PROPOSALS 2, 3, 4 AND 5.

                                  [X] Please mark your votes as in this example.

- --------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS
              1(a) AND 1(b), AND AGAINST PROPOSALS 2, 3, 4 AND 5.
- --------------------------------------------------------------------------------

                                                          FOR           WITHHELD
1(a). Election of Directors by Common Stock.
      (see reverse)                                       [_]              [_]

      For, except vote withheld from the following nominee(s):

      ----------------------------------------------
                                                          FOR           WITHHELD
1(b). Election of Directors by Common Stock and
      Class B Common Stock. (see reverse)                 [_]              [_]

      For, except vote withheld from the following nominee(s):

      ----------------------------------------------

                                                          FOR   AGAINST  ABSTAIN
   2. Stockholder Proposal to establish one-year
      terms for directors.                                [_]     [_]      [_]

   3. Stockholder Proposal to establish a confidential
      voting policy.                                      [_]     [_]      [_]

   4. Stockholder Proposal to eliminate pension
      benefits for outside directors.                     [_]     [_]      [_]

   5. Stockholder Proposal to limit compensation of
      Chief Executive Officer.                            [_]     [_]      [_]



                                                                            1995
Signature(s) ______________________________________    Date ____________________

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.